Exhibit 99.1

Catterton Completes Acquisition of Steiner Leisure Limited

NASSAU, The Bahamas and GREENWICH, Conn., December 9, 2015 — Steiner Leisure Limited (NASDAQ:STNR) (“Steiner Leisure” or the “Company”), a worldwide provider and innovator in the fields of beauty, wellness and education, and Catterton, the leading consumer-focused private equity firm, today announced that they have completed the transaction under which affiliates of Catterton will acquire all of the outstanding shares of Steiner Leisure for approximately $925 million, including the assumption of debt.

“Together with Catterton, we will be well positioned to advance our leadership in beauty, wellness and education,” said Leonard Fluxman, President and Chief Executive Officer of Steiner Leisure. “Steiner Leisure is poised to capitalize on the many opportunities ahead and we look forward to benefitting from the knowledge and experience of the Catterton team as we work to continue the Company’s positive momentum.”

“Steiner Leisure has built a portfolio of industry leading brands and businesses including the global leader in spa management services on land and at sea, renowned skincare brands Elemis® and Bliss®, as well as the nation’s largest branded cosmetic services treatment provider in Ideal Image,” said Michael Chu, Co-Founder and Managing Partner of Catterton. “We are pleased to complete the transaction and look forward to partnering with the outstanding management team at Steiner Leisure to realize the many growth opportunities ahead.”

Steiner Leisure’s stock has ceased trading on the NASDAQ Global Select Market as of the close of market today.

About Steiner Leisure Limited

Steiner Leisure is a worldwide provider and innovator in the fields of beauty, wellness and education, dedicated to maintaining the highest quality standards and continually evolving to include and anticipate new developments within the industry. Steiner Leisure aims to maintain and expand its existing diverse portfolio of services, products and brands, as well as to seek out new opportunities to complement its business.

Steiner Leisure services include traditional and alternative massage, body and skin treatment options, fitness, acupuncture, herbal medicine, and medi-spa treatments. Steiner Leisure provides its customers with a wide-ranging assortment of premium skin, body and hair care products under the Elemis®, La Thérapie™, Bliss®, Remède®, Laboratoire Remède® and Jou® brands. Its products are distributed through over 200 Steiner Leisure-operated day spas, resorts and spas-at-sea under its Elemis®, Mandara®, Chavana®, Bliss® and Remède® brands.

Steiner Leisure’s Ideal Image is the nation’s largest cosmetic and aesthetic services provider in the U.S. Those services are provided by highly trained, experienced practitioners through a nationwide network of 127 treatment centers across 31 states, as well as two locations in Canada.

Steiner Leisure is also an accredited educator teaching students the skills necessary to be a spa professional, including massage and skincare services. For more information, please see www.steinerleisure.com.

About Catterton

Catterton is the leading consumer-focused private equity firm with more than $4.0 billion currently under management and a twenty-six year track record of success in building high growth companies. Since its founding in 1989, Catterton has leveraged its category insight, strategic and operating skills, and network of industry contacts to establish one of the strongest private equity investment track records in the middle market. Catterton invests in all major consumer segments, including Food and Beverage, Retail and Restaurants, Consumer Products and Services, Consumer Health, and Media and Marketing Services. Catterton’s investments include: Restoration Hardware, CorePower Yoga, Pure Barre, Sweaty Betty, Outback Steakhouse, Plum Organics, Chopt Creative Salad Company, Mendocino Farms, Noodles & Company, PIADA, Van’s Natural Foods, Hopdoddy, Protein Bar, Snap Kitchen, Frederic Fekkai, Baccarat, PIRCH, Build-A-Bear Workshop, Wellness pet food, Nature’s Variety pet food, Kettle Foods, Odwalla and P.F. Chang’s, to name a few. More information about Catterton can be found at www.catterton.com.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the recently completed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to statements about the benefits of the recently completed merger, including future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

Steiner Leisure Contacts:

Leonard Fluxman

President and Chief Executive Officer

305-284-1415

Stephen Lazarus

Chief Operating Officer and Chief Financial Officer

305-284-1421

Catterton Contacts:

Eric Brielmann / Andi Rose / Alyssa Cass

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449